UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 25, 2008
Date of Report (Date of earliest event reported)

ICP SOLAR TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51790	20-0643604
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

7075 Place Robert-Joncas
Montreal, Quebec	H4M 2Z2
(Address of principal executive offices)	(Zip Code)

(514) 270-5770
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On March 25, 2008, the Board of Directors approved the repricing of the warrants described below, issued at an exercise price of $1.00 and expiring on July 11, 2008 pursuant to a six-month extension notice to the warrant holders dated January 11, 2008, to $0.50 ("Warrant Repricing"). The Warrant Repricing will apply to all of the outstanding common stock purchase warrants issued pursuant to, and subject to the terms and conditions of, those certain Subscription Agreements with the Company dated July 11, 2006 (the "Warrants"). The Warrants were subsequently registered under the Company's Registration Statement on Form SB-2 declared effective on August 17, 2007.

In total, this Warrant Repricing will apply to an aggregate of 3,000,000 shares of Common Stock underlying outstanding common stock purchase warrants. A copy of the form of notice sent to holders of affected warrants regarding the Repricing is attached hereto as Exhibits 4.1 and is incorporated herein by reference.

The Repricing was effected pursuant to a resolution of the Company's Board of Directors adopted on March 25, 2008.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

4.1 Form of notice to warrant holders dated March 25, 2008.

4.2 Form of notice to warrant holders dated January 11, 2008 (1).

Note

(1) Previously filed with the SEC as an exhibit to our Current Report on Form 8-K filed on January 11, 2008.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICP SOLAR TECHNOLOGIES INC.

Date: March 31, 2008
	By:	/s/ Sass Peress
SASS PERESS
President, Chief Executive Officer and Chairman